EXHIBIT 5 and 23.1

NYEMASTER GOODE
NYEMASTER, GOODE, WEST, HANSELL & O’BRIEN P.C.
ATTORNEYS & COUNSELORS AT LAW

James B. West
Edgar F. Hansell
R. Craig Shives
Keith E. Luchtel
Robert A. VanOrsdel
Richard J. Sapp
G. R. Neumann
Gregory P. Page
Randall G. Horstmann
Jay Eaton
Bradford L. Austin
Sara J. Sersland
Hayward L. Draper
Michael W. Thrall
Mark C. Dickinson
Gregory B. Wilcox

John F. Lorentzen
Rod Kubat
Steven J. Roy
Frank B. Harty
James C. Wine
Bruce W. Baker
Thomas W. Foley
Steven H. Lytle
Terry C. Hancock
Anthony A. Longnecker
Joseph A. Quinn
Wade H. Schut
Mark D. Aljets
G. Thomas Sullivan
Thomas H. Walton
Willard L. Boyd III

Jeffrey W. Courter
Hallie E. Still-Caris
David W. Benson
Brian J. Humke
Paula S. Dierenfeld
Coreen K. Sweeney
Antonio Colacino
Jill M. Stevenson
Angel A. West
Angela L. Watson Cook
Mary E. Funk
Randall D. Armentrout
Thomas M. Cunningham
Denise M. Mendt
Robert D. Andeweg
Debra L. Hulett

Mark A. Schultheis
John T. Clendenin
Neal K. Westin
Stephanie L. Marett
Jordan B. Hansell
Cory R. Harris
Stephanie G. Techau
Patrick B. White
Brad C. Epperly
Scott A. Sundstrom
Angela C. Brick
Benjamin P. Roach
Victoria A. Feilmeyer
Hannah M. Rogers
Kathleen K. Law
Jason L. Giles

Mitchell R. Kunert
Kristina M. Stanger
Brian D. Torresi
Michael J. Dayton
Anna W. Mundy
Bridget C. Shapansky
Patricia A. Scallon
Matthew R. Eslick
Sarah J. Hastings
Andrew M. Graap
Christian P. Walk
Vidhya K. Reddy

OF COUNSEL
Samuel G. O’Brien
L. R. Voigts
Gerald L. Newbrough
Carlton T. King
Drew R. Tillotson
Frank B. Comfort
Russell E. Schrage
Roger L. Ferris
Luther L. Hill, Jr.
Keri K. Farrell-Kolb

Ray Nyemaster
(1914-1995)
D.J. Goode
(1907-2002)

November 18, 2008

EMC Insurance Group Inc.
717 Mulberry Street
Des Moines, IA 50309

RE:	Amended and Restated Dividend Reinvestment and Stock Purchase Plan

Ladies and Gentlemen:

We have acted as special counsel to EMC Insurance Group Inc., an Iowa corporation (the “Company”) in connection with the registration of 3,000,000 shares of the common stock, $1.00 par value (the “Shares”) of the Company, being registered under the Securities Act of 1933, as amended, pursuant to a post-effective amendment No. 4 to registration statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Registration Statement”).  The Shares may be issued and/or sold by the Company from time to time in connection with the Amended and Restated Dividend Reinvestment and Stock Purchase Plan of the Company (the “Plan”).  For purposes of this opinion, we have made such investigations and examined such documents and questions of law as we deemed necessary and appropriate.

Based on the foregoing, we are of the opinion that the Shares, when issued and/or sold and paid for in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

G. Thomas Sullivan
Direct Number: (515) 283-3126 • Facsimile: (515) 283-8018 • E-Mail: gtsullivan@nyemaster.com
700 Walnut, Suite 1600 • Des Moines, IA 50309-3899 • (515) 283-3100

With offices in Des Moines and Ames

www.nyemaster.com

EMC Insurance Group Inc.
November 18, 2008

We hereby consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement and to all references to this law firm in the Registration Statement or the Prospectus included therein.  In giving this consent, we do not thereby admit that we are included in the category of persons where consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

We are admitted to the Bar of the State of Iowa, and express no opinion herein as to the laws of any other jurisdiction, including the laws of the United States of America.

Except as expressly set forth herein, we express no opinion, and no opinion is implied or may be inferred, in connection with the Registration Statement, the Plan or the issuance of the Shares. Without limiting the generality of the foregoing, we express no opinion with respect to the securities or blue sky laws of the State of Iowa or any other jurisdiction.

Respectfully,

/s/ G. Thomas Sullivan

G. Thomas Sullivan